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                                                                       EXHIBIT 5



                                   LAW OFFICES

                        MITCHELL, SILBERBERG & KNUPP LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                 TRIDENT CENTER
                          11377 WEST OLYMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1683
                            TELEPHONE: (310) 312-2000
                               FAX: (310) 312-3100

                                FILE NO: 28376-5
                              DOC. NO: Opinion3.ltr





                               November 12, 1997



WFS Financial Inc
23 Pasteur Road
Irvine, California 92713-9762

               Re:    Registration Statement on Form S-8

Dear Sirs:

        You have requested the opinion of this firm with respect to certain matters in connection with the Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed by you under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the offer and sale of up to 550,000 additional authorized but unissued shares (the "Shares") of Common Stock, without par value (the "Common Stock"), of WFS Financial Inc (the "Company") issuable upon exercise of stock options (the "Options") granted under the Company's Amended and Restated 1996 Stock Option Plan (the "Option Plan"). An aggregate of 550,000 shares of Common Stock were previously registered by a Registration Statement on Form S-8 (File No. 333-07485) filed on July 3, 1996 and a Registration Statement on Form S-8 (File No. 333-08991) filed on July 26, 1996.

        For the purpose of rendering the opinions contained in this opinion letter, we have examined copies of:

                  (a) The Option Plan;

                  (b) Resolutions of the Board of Directors of the Company authorizing, inter alia, the issuance of the Shares upon the exercise of Options;

                  (c) The Registration Statement; and

                  (d) Such other corporate records and other instruments as we have deemed necessary or appropriate.



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In the course of our examinations and investigations, we have assumed the genuineness of all signatures on the original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

        Based upon and subject to the foregoing, and in reliance thereon, and subject to the assumptions set forth herein, it is our opinion that, upon approval of the Option Plan by the shareholders of the Company on or prior to October 27, 1998, the issuance of the Shares will be duly authorized and when issued, delivered and paid for in accordance with the terms of the Option Plan and Options granted in accordance with the terms thereof, the Shares will be legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion with the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations thereunder. This opinion letter is given as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention.




                                       Very truly yours,

                                       /s/ MITCHELL, SILBERBERG & KNUPP LLP

                                       MITCHELL, SILBERBERG & KNUPP LLP